Exhibit 99.1
Information Relating to Item 14 – Other Expense of Issuance and Distribution
     The aggregate expenses in connection with (i) the implementation of the equity line of credit arrangement between Jones Soda Co. (the “Company”) and Glengrove Small Cap Value, Ltd. (“Glengrove”) pursuant to the Common Stock Purchase Agreement between the Company and Glengrove dated as of June 11, 2010, and (ii) the issuance and distribution to Glengrove of 900,164 shares of Company common stock, no par value, registered pursuant to the Registration Statement (No. 333-166556) on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on May 6, 2010, are set forth in the following table. The table does not include the SEC filing fee in the amount of $2,319 paid by the Company at the time of filing the Registration Statement. All amounts in the table are estimates, except the FINRA fee and the Placement Agent fee:

	Implementation		Offering	Total
FINRA filing fee	$3,500		$—
Legal fees and expenses	$110,000	*	$45,000
Printing fees and expenses	$12,000		$12,000
Placement Agent fee	$—		$8,250
Total	$125,500		$65,250	$190,750

*	Includes legal fees and expenses of Glengrove and the Placement Agent reimbursed by the Company.